EXHIBIT 99.1

Commonwealth Bankshares, Inc., Norfolk, VA, Announces its Inclusion in the NASDAQ Global Select Market

NORFOLK, Va., Dec. 21, 2007 (PRIME NEWSWIRE) -- Commonwealth Bankshares, Inc. (Nasdaq:CWBS) today announced its inclusion in the NASDAQ Global Select Market. The NASDAQ Global Select Market, one of the three market tiers at NASDAQ, has the highest initial listing standards of any exchange in the world. The Company's shares will begin trading on the Global Select Market at the open of trading on January 2, 2008, and will continue to be listed under the trading symbol CWBS. Prior to the upgrade, the Company's common stock was listed on the NASDAQ Global Market.

Edward J. Woodard, Jr., CLBB, Chairman of the Board, President and CEO, commented, "Commonwealth Bankshares is extremely pleased to be selected by NASDAQ to join the Global Select Market. We are proud of having achieved NASDAQ's highest listing standards and honored to be included with these blue chip companies. Inclusion in this top-tier listing is a mark of achievement, leadership and stature, and will increase our market visibility which we believe will enhance the long term growth of our Company."

About Commonwealth Bankshares

Commonwealth Bankshares, Inc. is the parent of Bank of the Commonwealth, which opened its first office in Norfolk, Virginia, in 1971, creating a community bank that was attuned to local issues and could respond to the needs of local citizens and businesses. Over the last three decades, the Company's growth has mirrored that of the communities it serves. Today, Bank of the Commonwealth has seventeen bank branches strategically located throughout the Hampton Roads region and an extensive ATM network for added convenience. The Company continues to grow and develop new services, such as Online Banking and a Corporate Cash Management program and at the same time, maintain the longstanding commitment to personal service. Our slogan conveys our true corporate philosophy: "When you bank with us, you bank with your neighbors." Bank of the Commonwealth offers insurance services through its subsidiary BOC Insurance Agencies of Hampton Roads, Inc., title services through its subsidiary Executive Title Center, mortgage funding services through its subsidiary Bank of the Commonwealth Mortgage and investment related services through its subsidiary, Commonwealth Financial Advisors, LLC.* Additional information about the company, its products and services, can be found on the Web at www.bankofthecommonwealth.com.

*Securities and Insurance Products are: not insured by FDIC or any Federal Government Agency; May Lose Value; Not a Deposit of or Guaranteed by the Bank or any Bank Affiliate. Securities and insurance offered through BI Investments, LLC, member NASD and SIPC. BI Investments is associated with Bank of the Commonwealth. Commonwealth Financial Advisors, LLC is a wholly-owned subsidiary of Bank of the Commonwealth. This press release contains forward-looking statements. Words such as "anticipates," " believes," "estimates," "expects," "intends," "should," "will," variations of such words and similar expressions are intended to identify forward-looking statements. These statements reflect management's current beliefs as to the expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include, among others: changes in the national and local economies or market conditions; changes in interest rates, deposit flows, loan demand and asset quality, including real estate and other collateral values; changes in banking regulations and accounting principals, policies or guidelines; and the impact of competition from traditional or new sources. These and other factors that may emerge could cause decisions and actual results to differ materially from current expectations. Commonwealth Bankshares, Inc. undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

CONTACT:  Commonwealth Bankshares, Inc.
          Edward J. Woodard, Jr., CLBB, Chairman of the Board,
           President and Chief Executive Officer
          (757) 446-6904
          ewoodard@bocmail.net
          http://www.bankofthecommonwealth.com
          P.O. Box 1177, Norfolk, Virginia 23501